Exhibit 99.1

-8655
FOR IMMEDIATE RELEASE For more information contact: Mandi Hogan (805) 981-8655

LTC REPORTS 2023 FOURTH QUARTER RESULTS AND DISCUSSES RECENT ACTIVITIES

-- Company Substantially Reduces Leverage Earlier than Expected to Better Position it for Future Growth --

WESTLAKE VILLAGE, CALIFORNIA, February 15, 2024 -- LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for the fourth quarter ended December 31, 2023.

	Three Months Ended
	December 31,
	2023	2022

	(unaudited)

Net income available to common stockholders	$28,057	$17,809
Diluted earnings per common share	$0.67	$0.44
NAREIT funds from operations ("FFO") attributable to common stockholders	$23,902	$29,218
NAREIT diluted FFO per common share	$0.57	$0.72
FFO attributable to common stockholders, excluding non-recurring items	$27,463	$29,218
Funds available for distribution ("FAD")	$30,021	$30,013
FAD, excluding non-recurring items	$30,021	$30,013

Fourth quarter 2023 financial results were impacted by:

●	Lower rental revenue due to transitioned portfolios, the repayment of Anthem’s 2022 temporary rent reduction in the 2022 fourth quarter, and property sales, partially offset by rent received from a 2023 second quarter acquisition, and annual rent escalations;
●	Higher interest income from financing receivables due to the acquisition of 11 assisted living and memory care communities during the 2023 first quarter, which is being accounted for as a financing receivable in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”);
●	Higher interest income from mortgage loans resulting from mortgage loan originations in the 2023 first quarter;
●	Higher interest expense primarily due to a higher outstanding balance on LTC’s revolving line of credit, and higher interest rates, partially offset by scheduled principal paydowns on LTC’s senior unsecured notes;
●	Higher transaction costs related to fees incurred on lease transitions and amendments;
●	A $16.8 million net gain on sale related to nine assisted living communities. See below for further discussion of the sales transactions; and
●	A $3.6 million provision for credit losses related to the write-off of a note receivable under the two-year ALG Senior (“ALG”) master lease covering 12 properties (eight in Texas, one in South Carolina, one in Mississippi, one in Florida and one in Georgia). These properties, seven of which were built in the 90s, are primarily located in small rural towns, are non-revenue generating, and were temporarily transitioned to ALG following the COVID pandemic in July 2022, allowing LTC time to find a more permanent solution for the portfolio, as follows:
o	Two of the properties located in Mississippi and Florida were sold during 2023.

o	LTC recorded a $3.3 million impairment loss to reduce the carrying value of seven of the Texas properties in conjunction with ongoing negotiations for their sale.
◾	Five of these properties are expected to be sold for $1.6 million under an agreement signed subsequent to the end of 2023.
◾	One of the properties located in Texas was closed during 2023, and another is expected to be closed. LTC plans to sell these properties for an alternative use.
o	LTC is negotiating the terms of an operator transition for the remaining Texas property.
o	Two of the properties located in Georgia and South Carolina were transitioned to an operator new to LTC subsequent to December 31, 2023. The lease term is two years with two one-year extension options. The initial rent for the first six months is zero, after which rent will be based on mutually agreed upon fair market rent. The master lease includes a purchase option that can be exercised in 2027 if the two one-year lease extensions are exercised. Additionally, LTC agreed to fund up to $906,000 for capital improvements for the first year, and up to $240,000 for a working capital note, at 8.25%, maturing on December 31, 2025.

During the fourth quarter of 2023, LTC completed the following transactions:

●	As previously announced in a press release dated January 8, 2024, completed the process for the original Brookdale master lease covering 35 assisted living communities, which resulted in more than fully replacing the income generated from the original lease through a combination of new leases and pre-investing sales proceeds;
●	As previously announced, amended a mortgage loan secured by 15 skilled nursing centers located in Michigan and operated by Prestige Healthcare (“Prestige”). Effective January 1, 2024, the minimum mortgage interest payment due to LTC is based on an annual current pay rate of 8.5% on the outstanding loan balance of $183.3 million. The current contractual interest rate on the loan of 10.8% remains unchanged. The amendment also provides LTC the right to draw on Prestige’s security to pay the difference between the contractual rate and current pay rate. LTC received all 2023 contractual interest of $19.5 million due from Prestige after applying $3.4 million of its security. Full contractual interest has been paid on the loan through February 2024 and LTC expects to receive full contractual cash interest through at least 2025. Subsequent to December 31, 2023, Prestige increased the security from its receipt of retro-active Medicaid funds. Accordingly, LTC currently holds security of $4.0 million. Additional retro-active Medicaid payments to be received by Prestige in 2024 will be remitted to LTC as security;
●	Sold a 67-unit assisted living community in Mississippi for $1.7 million, as mentioned above, and recorded a loss on sale of $219,000;
●	Paid $5.0 million in regular scheduled principal payments under LTC’s senior unsecured notes;
●	Repaid $60.0 million under LTC’s revolving line of credit reducing our debt to adjusted earnings before interest, tax, depreciation and amortization for real estate ratio from 6.0x for the 2023 third quarter to 5.5x for the 2023 fourth quarter; and
●	Sold 1,609,900 shares of LTC’s common stock for $52.0 million in net proceeds under its equity distribution agreements.

Subsequent to December 31, 2023, LTC completed the following transactions:

●	Sold its interest in a joint venture investment in a 110-unit assisted living community in Wisconsin for $23.1 million, which yielded 8.1% to LTC in 2023. The purchase price includes repayment of $2.4 million of rent credit provided to the operator during new construction lease-up, as well as the payoff of a $550,000 note receivable. LTC received net proceeds of $19.6 million, net of transaction costs, and anticipates recording a gain on sale of $4.0 million in the 2024 first quarter;
●	Amended its unsecured revolving line of credit to accelerate the one-year extension option notice date to January 4, 2024. Concurrently, LTC exercised its option to extend the maturity date on its unsecured revolving line of credit to November 19, 2026. All other provisions of the agreement remain unchanged;
●	Repaid $30.5 million under its unsecured revolving line of credit; and
●	Sold 91,100 shares of common stock for $2.9 million in net proceeds under its equity distribution agreements.

“2023 was a year of execution for LTC, and due to the hard work of our team, we resolved substantially all of the challenges we faced during the year,” said Wendy Simpson, LTC’s Chairman and Chief Executive Officer. “Importantly, we more than fully replaced the rent generated by our original Brookdale portfolio, reached a permanent solution for one of our transitioned portfolios, received all of the contractual interest owed under the Prestige mortgage loan ahead of schedule, and reduced our leverage earlier than expected, successfully positioning LTC for growth in 2024 and beyond.”

Conference Call Information

LTC will conduct a conference call on Friday, February 16, 2024, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended December 31, 2023. The conference call is accessible by telephone and the internet. Interested parties may access the live conference call via the following:

Webcast	www.LTCreit.com
USA Toll-Free Number	(888) 506-0062
International Number	(973) 528-0011
Conference Access Code	662760

Additionally, an audio replay of the call will be available one hour after the live call through March 1, 2024 via the following:

USA Toll-Free Number	(877) 481-4010
International Number	(919) 882-2331
Conference Number	49667

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC’s investment portfolio includes 201 properties in 26 states with 29 operating partners. Based on its gross real estate investments, LTC’s investment portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward-Looking Statements

This press release includes statements that are not purely historical and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward-looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

	(unaudited)		(audited)
Revenues:
Rental income	$32,489	$34,707	$127,350	$128,244
Interest income from financing receivables(1)	3,830	1,405	15,243	1,762
Interest income from mortgage loans	12,308	10,488	47,725	40,600
Interest and other income	1,568	1,239	6,926	4,547
Total revenues	50,195	47,839	197,244	175,153

Expenses:
Interest expense	12,419	8,830	47,014	31,437
Depreciation and amortization	9,331	9,294	37,416	37,496
Impairment loss	3,265	2,136	15,775	3,422
Provision for credit losses	3,571	74	5,678	1,528
Transaction costs	607	100	1,144	828
Property tax expense	3,518	3,306	13,269	15,486
General and administrative expenses	5,942	6,299	24,286	23,706
Total expenses	38,653	30,039	144,582	113,903

Other operating income:
Gain on sale of real estate, net	16,751	21	37,296	37,830
Operating income	28,293	17,821	89,958	99,080
Income from unconsolidated joint ventures	377	377	1,504	1,504
Net income	28,670	18,198	91,462	100,584
Income allocated to non-controlling interests	(440)	(259)	(1,727)	(560)
Net income attributable to LTC Properties, Inc.	28,230	17,939	89,735	100,024
Income allocated to participating securities	(173)	(130)	(587)	(580)
Net income available to common stockholders	$28,057	$17,809	$89,148	$99,444

Earnings per common share:
Basic	$0.67	$0.44	$2.16	$2.49
Diluted	$0.67	$0.44	$2.16	$2.48

Weighted average shares used to calculate earnings per
common share:
Basic	41,701	40,596	41,272	39,894
Diluted	42,046	40,769	41,358	40,067

Dividends declared and paid per common share	$0.57	$0.57	$2.28	$2.28

(1)	Represents rental income from acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on our Consolidated Statements of Income.

Supplemental Reporting Measures

FFO and FAD are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023		2022	2023		2022

GAAP net income available to common stockholders	$28,057		$17,809	$89,148		$99,444
Add: Impairment loss	3,265		2,136	15,775		3,422
Add: Depreciation and amortization	9,331		9,294	37,416		37,496
Less: Gain on sale of real estate, net	(16,751)		(21)	(37,296)		(37,830)
NAREIT FFO attributable to common stockholders	23,902		29,218	105,043		102,532

Add: Non-recurring items	3,561	(1)	—	3,823	(3)	824	(6)
FFO attributable to common stockholders, excluding non-recurring items	$27,463		$29,218	$108,866		$103,356

NAREIT FFO attributable to common stockholders	$23,902		$29,218	105,043		102,532
Non-cash income:
Add: straight-line rental adjustment	443		406	2,078		1,369
Add: amortization of lease incentives	189		212	799		1,133	(7)
Less: Effective interest income	(215)	(2)	(1,910)	(6,739)		(6,461)
Net non-cash income	417		(1,292)	(3,862)		(3,959)

Non-cash expense:
Add: Non-cash compensation charges	2,131		2,013	8,479		7,964
Add: Provision for credit losses	3,571	(1)	74	5,678	(4)	1,528	(8)
Net non-cash expense	5,702		2,087	14,157		9,492

Funds available for distribution (FAD)	$30,021		$30,013	115,338		108,065

Less: Non-recurring income	—		—	(1,570)	(5)	(681)	(9)
Funds available for distribution (FAD), excluding non-recurring items	$30,021		$30,013	$113,768		$107,384

(1)	Provision for credit losses includes the $3,561 write off of a note receivable in connection with the pending sale of seven properties in Texas and transition of three properties to new operators. The note was related to these 10 assisted living communities under a master lease.
(2)	Decrease due to the $1,500 repayment of deferred interest under LTC’s agreement to defer $300 per month for May through September 2023 in interest payments due on a mortgage loan secured by 15 skilled nursing centers located in Michigan, which are operated by Prestige Healthcare.
(3)	Represents the net of (4) and (5) below.
(4)	Includes the $3,561 note receivable write off in (1) above and $1,832 of provision for credit losses related to the acquisition of 11 assisted living communities accounted for as a financing receivable and two mortgage loan originations.
(5)	Represents the prepayment fee income and exit IRR income related to the payoff of two mezzanine loans totaling $1,570.
(6)	Represents the (7) and (8) offset by (9) below.
(7)	Includes a lease incentive balance write-off of $173 related to a closed property and lease termination.
(8)	Includes $1,332 of provision for credit loss related to the acquisition of the three skilled nursing centers accounted for as a financing receivable, and the origination of two mortgage loans and one mezzanine loan.
(9)	Represents the lease termination fee income of $1,181 received in connection with the sale of an assisted living community partially offset by the lease termination fee expense of $500 paid to a former operator of 12 assisted living communities in exchange for cooperation and assistance in facilitating an orderly transition of the communities to ALG. LTC sold two of the properties during 2023, entered into a contract to sell five of the properties, closed one property, plans to close an additional property, and transitioned two properties to an operator new to LTC. The remaining property is expected to be transitioned to a different operator.

Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

NAREIT Basic FFO attributable to common stockholders per share	$0.57	$0.72	$2.55	$2.57
NAREIT Diluted FFO attributable to common stockholders per share	$0.57	$0.72	$2.54	$2.56

NAREIT Diluted FFO attributable to common stockholders	$23,902	$29,348	$105,630	$103,112
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	41,787	40,998	41,614	40,296

Diluted FFO attributable to common stockholders, excluding non-recurring items	$27,463	$29,348	$109,453	$103,936
Weighted average shares used to calculate diluted FFO, excluding non-recurring items, per share attributable to common stockholders	41,787	40,998	41,614	40,296

Diluted FAD	$30,194	$30,143	$115,925	$108,645

Weighted average shares used to calculate diluted FAD per share	42,046	40,998	41,614	40,296

Diluted FAD, excluding non-recurring items	$30,194	$30,143	$114,355	$107,964
Weighted average shares used to calculate diluted FAD, excluding non-recurring items, per share	42,046	40,998	41,614	40,296

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share, audited)

	December 31, 2023	December 31, 2022
ASSETS
Investments:
Land	$121,725	$124,665
Buildings and improvements	1,235,600	1,273,025
Accumulated depreciation and amortization	(387,751)	(389,182)
Operating real estate property, net	969,574	1,008,508
Properties held-for-sale, net of accumulated depreciation: 2023—$3,616; 2022—$2,305	18,391	10,710
Real property investments, net	987,965	1,019,218
Financing receivables,(1) net of credit loss reserve: 2023—$1,980; 2022—$768	196,032	75,999
Mortgage loans receivable, net of credit loss reserve: 2023—$4,814; 2022—$3,930	477,266	389,728
Real estate investments, net	1,661,263	1,484,945
Notes receivable, net of credit loss reserve: 2023—$611; 2022—$589	60,490	58,383
Investments in unconsolidated joint ventures	19,340	19,340
Investments, net	1,741,093	1,562,668

Other assets:
Cash and cash equivalents	20,286	10,379
Debt issue costs related to revolving line of credit	1,557	2,321
Interest receivable	53,960	46,000
Straight-line rent receivable	19,626	21,847
Lease incentives	2,607	1,789
Prepaid expenses and other assets	15,969	11,099
Total assets	$1,855,098	$1,656,103

LIABILITIES
Revolving line of credit	$302,250	$130,000
Term loans, net of debt issue costs: 2023—$342; 2022—$489	99,658	99,511
Senior unsecured notes, net of debt issue costs: 2023—$1,251; 2022—$1,477	489,409	538,343
Accrued interest	3,865	5,234
Accrued expenses and other liabilities	43,649	32,708
Total liabilities	938,831	805,796

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2023—43,022; 2022—41,262	430	412
Capital in excess of par value	991,656	931,124
Cumulative net income	1,634,395	1,544,660
Accumulated other comprehensive income	6,110	8,719
Cumulative distributions	(1,751,312)	(1,656,548)
Total LTC Properties, Inc. stockholders’ equity	881,279	828,367
Non-controlling interests	34,988	21,940
Total equity	916,267	850,307
Total liabilities and equity	$1,855,098	$1,656,103

(1)	Represents acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our Consolidated Balance Sheets.